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                                                                    EXHIBIT 3.16

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                    CINCINNATI MILACRON RESIN ABRASIVES INC.

                           Incorporated Under the laws
                            of the State of Delaware

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                                    BY-LAWS
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                         As adopted on January 16, 1991

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              BY-LAWS OF CINCINNATI MILACRON RESIN ABRASIVES INC.

                                   ARTICLE I
                                    OFFICES

      SECTION 1. Registered Office. The registered office of CINCINNATI
MILACRON RESIN ABRASIVES INC. (the "Corporation") in the State of Delaware shall be at 1209 Orange Street, City of Wilmington, County of New Castle, and the registered agent in charge thereof shall be The Corporation Trust Company.

      SECTION 2. Other Offices. The Corporation may also have an office or offices at any other place or places within or without the State of Delaware.

                                   ARTICLE II

                     Meetings of Stockholders; Stockholders'

                           Consent in Lieu of Meeting

      SECTION 1. Annual Meetings. The annual meeting of the stockholders for the election of directors, and for the transaction of such other business as may properly come before the meeting, shall be held at such place, date and hour as shall be fixed by the Board of Directors (hereinafter called the "Board") and designated in the notice or waiver of notice thereof, except that no annual meeting need be held if all actions, including the election of directors, required by the Delaware General Corporation Law to be taken at a stockholders' annual meeting are taken by written consent in lieu of meeting pursuant to
Section 4 of this Article II.

      SECTION 2. Special Meetings. Special meetings of the stockholders may be called at any time by the Board or the President of the Corporation to be held at such place, date and hour as shall be designated in the notice.

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       SECTION 3. Notice of Meetings. Unless waived in writing by the stockholder of record or unless such stockholder shall be represented at the meeting in person or by proxy, each stockholder of record shall be given written notice of each meeting of stockholders not less than 10 nor more than 60 days before the date of such meeting, which notice shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

      SECTION 4. Quorum. At each meeting of the stockholders, except as otherwise expressly required by law, stockholders holding a majority of the shares of stock of the Corporation issued, outstanding and entitled to be voted at the meeting shall be present in person or by proxy in order to constitute a quorum for the transaction of business. In the absence of a quorum at any such meeting or any adjournment or adjournments thereof, a majority in voting interest of those present in person or by proxy and entitled to vote thereat or, in the absence therefrom of all the stockholders, any officer entitled to preside at, or to act as secretary of, such meeting may reschedule such meeting from time to tine until stockholders holding the amount of stock requisite for a quorum shall be present in person or by proxy. At any such rescheduled meeting at which a quorum may be present, any business may be transacted that might have been transacted at the meeting as originally called.

      SECTION 5. Voting. Each holder of voting stock of the Corporation shall, at each meeting of the stockholders, be entitled to one vote in person or by proxy for each share of stock of the Corporation held by him and registered in his name on the books of the Corporation on the date fixed pursuant to the provisions of

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Section 4 of Article IX of these By-laws as the record date for the determination of stockholders who shall be entitled to receive notice of and to vote at such meeting.

Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes. Any vote of stock of the Corporation may be given at any meeting of the stockholders by the stockholders entitled to vote thereon either in person or by proxy appointed by an instrument in writing delivered to the Secretary or an Assistant Secretary of the Corporation or the secretary of the meeting. The attendance at any meeting of a stockholder who may theretofore have given a proxy shall not have the effect of revoking the same unless he shall in writing so notify the secretary of the meeting prior to the voting of the proxy. At all meetings of the stockholders, all matters, except as otherwise provided by law or in these By-laws, shall be decided by the vote of a majority of the votes cast by stockholders present in person or by proxy and entitled to vote thereat, a quorum being present. Except as otherwise expressly required by law, the vote at any meeting of the stockholders on any question need not be by ballot, unless so directed by the chairman of the meeting. On a vote by ballot, each ballot shall be signed by the stockholder voting, or by his proxy, if there be such proxy, and shall state the number of shares voted.

      SECTION 6. Action by Written Consent. Except as otherwise provided by law or by the Certificate of Incorporation, any action required or permitted to be taken at any annual or special meeting of the stockholders may be taken

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without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock of the Corporation having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of stock of the Corporation entitled to vote thereon were present and voted.

                                   ARTICLE III

                               Board of Directors

      SECTION 1. General Powers. The business and affairs of the Corporation shall be managed by the Board, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Certificate of Incorporation directed or required to be exercised or done by the stockholders.

      SECTION 2. Number and Term of Holding Office. The number of directors which shall constitute the whole Board shall be three or such other number as from time to time shall be fixed by resolution of the Board. Each of the directors of the Corporation shall hold office until the annual meeting next after his election and until his successor shall be elected and shall qualify or until his earlier death or resignation or removal in the manner hereinafter provided.

      SECTION 3. Chairman of the Board and Organization of Business. The Board may elect from among its members a Chairman of the Board who shall be an officer of the Board. The Chairman of the Board shall preside at all meetings

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of the Board at which he shall be present and shall perform such other duties as may be assigned to him from time to time by the Board. In the absence of the Chairman of the Board, the President, if a director, or, in his absence, a chairman chosen by a majority of the directors present, shall act as chairman. The Secretary of the Corporation or, in his absence, any person (who shall be an Assistant Secretary if an Assistant Secretary shall be present) who the chairman shall appoint, shall act as secretary of such meeting and keep the minutes thereof.

      SECTION 4. Resignations. Any director nay resign at any time by giving written notice of his resignation to the Board, the President or the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein or, if the time when it is to become effective shall not be specified therein, when accepted by action of the Board. Except as aforesaid, the acceptance of such resignation shall not be necessary to make it effective.

      SECTION 5. Removal of Directors. A director may be removed, either with or without cause, at any time by vote of a majority of the whole Board or by vote of the holders of a majority of the shares then entitled to vote at an election of directors.

      SECTION 6. Vacancies. In case of any vacancy on the Board or in case of any newly created directorship, a director to fill the vacancy or the newly created directorship for the unexpired portion of the term being filled may be elected by a majority of the directors of the Corporation then in office, even though the directors then in office may constitute less than a quorum.

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      SECTION 7. Place of Meeting. The Board may hold its meetings at such place or places within or without the State of Delaware as the Board may from time to time by resolution determine or as shall be designated in the notices or waivers of notice thereof.

      SECTION 8. Meetings. (a) Annual Meetings. As soon as practicable after each annual election of directors, the Board shall meet for the purpose of organization and the transaction of other business.

      (b) Other Meetings. Other meetings of the Board shall be held at such times and places as the Board shall from time to time determine or upon call by the President or any two or more of the directors.

      SECTION 9. Notice of Meetings. The Secretary of the Corporation shall give notice to each director of each meeting, including the time and place of such meeting. Notice of each such meeting shall be mailed to each director addressed to him at his residence or usual place of business, at least two days before the day on which such meeting is to be held, or shall be sent to him by telecopy, telegraph or other form of electronic communication or be delivered personally or by telephone not later than the day before the day on which such meeting is to be held. Notice of any meeting shall not be required to be given to any director who shall attend such meeting. A written waiver of notice, signed by the person entitled thereto, whether before or after the time stated therein, shall be equivalent to adequate notice.

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      SECTION 10. Quorum and Manner of Acting. Except as provided in Section 6 of this Article III, one-half of the total number of directors shall be necessary at any meeting of the Board in order to constitute a quorum for the transaction of business at such meeting and the vote of a majority of those directors present at any such meeting at which a quorum shall be present shall be necessary for the passage of any resolution or act of the Board, except as otherwise expressly required by law or these By-laws. In the absence of a quorum for any such meeting, a majority of the directors present thereat may adjourn such meeting from time to time until a quorum shall be present. Notice of any adjourned meeting need not be given.

      SECTION 11. Unanimous Director Consent in Lieu of Meeting. Any action by the Board or a committee appointed pursuant to Section 1 of Article IV hereof may be taken without a meeting if all members of the Board or such committee consent to such action in writing and the writing or writings are filed with the minutes of the proceedings of the Board or such committee.

      SECTION 12. Action by Means of Conference Telephone or Similar Communications Equipment. Any one or more members of the Board, or of any committee designated by the Board, may participate in a meeting of the Board or any such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

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      SECTION 13. Remuneration. Each director, in consideration of his serving as such, shall be entitled to receive from the Corporation such amount per annum or such fees for attendance at meetings of the Board or of any committee, or both, as the Board shall from time to time determine. The Board may likewise provide that the Corporation shall reimburse each director or member of a committee for any expenses incurred by him on account of his attendance at any such meeting. Nothing contained in this Section shall be construed to preclude any director from serving the Corporation in any other capacity and receiving remuneration therefor.

                                   ARTICLE IV

                                   COMMITTEES

      SECTION 1. Committees. The Board may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more directors of the Corporation. The Board may designate one or more directors as alternate members of any committee who may replace an absent or disqualified member at any meeting of such committee. In the absence or disqualification of any member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board constituting such committee, shall have and may exercise all the delegate powers and authority of the Board in the management of the business and affairs of the Corporation. Notices for meetings of a committee shall be given in the manner required by Section 9 of Article III hereof and may be waived in writing or dispensed with as

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therein provided. A committee may adopt its own resolutions of procedure and may keep a record of its proceedings which shall be reported upon to the Board and filed with the minutes of the proceedings of the Board of such committee.

                                    ARTICLE V

                                    Officers

      SECTION 1. Number. The officers of the Corporation shall be a President, such number of Vice Presidents (including Executive and Senior Vice Presidents) as the Board may determine from time to time, a Treasurer and a Secretary. Each such officer shall be elected by the Board at its annual meeting and shall hold office until the next annual meeting of the Board and until his successor shall be elected or until his earlier death or resignation or removal in the manner hereinafter provided. Any number of offices may be held by the same person.

      The Board may elect or appoint such other officers of the Corporation (including one or more Assistant Treasurers and one or more Assistant Secretaries) as it shall deem necessary who shall have such authority and shall perform such duties as the Board may prescribe. If any additional officers shall be elected or appointed during the year, each of them shall hold office until the next annual meeting of the Board at which officers shall be regularly elected or appointed and until his successor shall be elected or appointed or until his earlier death or resignation or removal in the manner hereinafter provided.

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      A vacancy in any office may be filled for the unexpired portion of the term in the same manner as provided for election or appointment to such office.

      All officers elected or appointed by the Board or appointed by an officer shall be subject to removal at any time by the Board with or without cause.

      Any officer may resign at any time by giving written notice to the Board or the President or the Secretary of the Corporation, and such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, it shall take effect when accepted by action of the Board. Except as aforesaid, the acceptance of such resignation shall not be necessary to make it effective.

      SECTION 2. The President. The President of the Corporation, subject to the direction of the Board, shall be the chief executive officer of the Corporation, shall have general charge of the business and affairs of the Corporation, shall have the direction of all other officers, agents and employees and may assign such duties to the other officers of the Corporation as he shall deem appropriate.

      SECTION 3. Vice Presidents. Each Vice President of the Corporation shall have such powers and duties as shall be prescribed by the President of the Corporation or the Board.

      SECTION 4. Treasurer. The Treasurer shall be the chief financial officer of the Corporation and shall have charge and custody of all funds,

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securities and other valuable effects owned or held by the Corporation, except those held elsewhere at the direction of the Board or the President, and shall deposit all such funds in the name and to the credit of the Corporation in such depositories as may by designated in accordance with the provisions of these By-laws. He shall disburse or cause to be disbursed the funds of the Corporation as may be directed by the Board or the President and shall keep true and full accounts of all receipts and disbursements and other transactions of the Corporation. He shall perform all duties and have all powers incident to the office of Treasurer and shall perform such other duties as shall be assigned to him by the Board or the President. The Treasurer may be assisted by one or more Assistant Treasurers.

      SECTION 5. Secretary. The Secretary of the Corporation shall keep the records of all meetings of stockholders and of the Board. He may affix the seal of the Corporation, if any, to all deeds, contracts, bonds or other instruments when the same shall have been signed on behalf of the Corporation by a duly authorized officer and shall be the custodian of all contracts, deeds, documents and all other indicia of title to properties owned by the Corporation and of its other corporate records, except accounting records.

                                   ARTICLE VI

                 Contracts, Checks, Drafts, Bank Accounts, etc.

      SECTION 1. Execution of Documents. The Board shall designate the officers, employees and agents of the Corporation who shall have power to execute and deliver deeds, contracts, mortgages, bonds, debentures, checks, drafts and

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other orders for the payment of money and other documents for and in the name of the Corporation and may authorize such officers, employees and agents to delegate such power (including authority to redelegate) by written instrument to other officers, employees or agents of the Corporation.

      SECTION 2. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation or otherwise as the Board, the President or any other officer of the Corporation to whom power in that respect shall have been delegated by the Board shall select.

      SECTION 3. Proxies in Respect of Stock or Other Securities of Other Corporations. The President or any officer of the Corporation designated by the Board shall have authority from time to time to appoint an agent or agents of the Corporation to exercise in the name and on behalf of the Corporation the powers and rights which the Corporation may have as the holder of stock or other securities or interest in any other corporation or business entity and to vote or consent in respect of such stock, securities or interest; such designated officers may instruct the person or persons so appointed as to the manner of exercising such powers and rights; and the President or such designated officers may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal, if any, or otherwise, such written proxies, powers of attorney or other instruments as they may deem necessary or proper in order that the Corporation may exercise such power and rights.

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                                   ARTICLE VII

                      Books and Records, Seal, Fiscal Year

      SECTION 1. Books and Records. The books and records of the Corporation may be kept at such places within or without the State of Delaware as the Board may from time to time determine.

      SECTION 2. Seal. The Board may by resolution provide a corporate seal In such form as shall be specified in such resolution.

      SECTION 3. Fiscal Year. The fiscal year of the Corporation shall end on the 31st day of December in each year.

                                  ARTICLE VIII

                                 Indemnification

      SECTION 1. Action, etc., Other than by or in the Right of the Corporation. The Corporation shall indemnify any person who shall be or shall have been a party or shall be threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he shall be or shall have been a director, officer, employee or agent of the Corporation, or shall be or shall have been serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and

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amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he shall have acted in good faith and in a manner he reasonably shall have believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct shall have been unlawful. The termination of any action, suit or proceedings by judgment, order, settlement, conviction or upon a plea of NOLO CONTENDERE or its equivalent, shall not, of itself, create a presumption that the person shall not have acted in good faith and in a manner which he reasonably shall have believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, that he shall have had reasonable cause to believe that his conduct shall have been unlawful.

      SECTION 2. Actions, etc., by or in the Right of the Corporation. The Corporation shall indemnify any person who shall be or shall have been or is a party or shall be threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he shall be or shall have been a director, officer, employee or agent of the Corporation, or shall be or shall have been serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he shall have acted in good faith and in a manner he reasonably shall have believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim,

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issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person shall be fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

      SECTION 3. Determination of Right of Indemnification. Any indemnification under Section 1 or 2 of this Article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent shall be proper in the circumstances because he shall have met the applicable standard of conduct set forth in Section 1 or 2 of this Article. Such determination shall be made (i) by the Board by a majority vote of a quorum consisting of directors who shall not have been parties to such action, suit or proceeding, (ii) if such a quorum shall not be obtainable, or, even if obtainable, a quorum of disinterested directors shall so direct, by independent legal counsel in a written opinion or (iii) by the stockholders.

      SECTION 4. Right to Indemnification. Notwithstanding the other provisions of this Article, to the extent that a director, officer, employee or agent of a corporation shall be successful on the merits in defense of any action, suit or proceeding referred to in Section 1 or 2 of this Article, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

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      SECTION 5. Prepaid Expenses. Expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an understanding by or on behalf of such officer or director to repay such amount unless it shall ultimately be determined that he shall be entitled to be indemnified by the Corporation as authorized in this Article. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board deems appropriate.

      SECTION 6. Other Rights and Remedies. The indemnification and advancement of expenses provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled by law or under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

      SECTION 7. Insurance. Upon resolution passed by the Board, the Corporation may purchase and maintain insurance on behalf of any person who shall be or shall have been a director, officer, employee or agent of the Corporation, or shall be or shall have been serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article.

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      SECTION 8. Status of Former Directors, etc. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                                   ARTICLE IX

                  Shares and Their Transfer; Fixing Record Date

      SECTION 1. Certificate for Stock. Every owner of stock of the Corporation shall be entitled to have a certificate certifying the number of shares owned by him in the Corporation and designating the class of stock to which such shares belong, which shall otherwise be in such form as the Board shall prescribe. Each such certificate shall be signed by, or in the name of the Corporation by, the Chairman or a Vice Chairman of the Board, the President or a Vice President and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the corporation. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may nevertheless be issued by the Corporation with the same effect as if he were such officer at the date of issue.

      SECTION 2. RECORD. A record shall be kept of the name of the person, firm or corporation owning the stock represented by each certificate for stock of the Corporation issued, the number of shares represented by each such certificate and the date thereof, and, in the case of cancellation, the date of cancellation.

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Except as otherwise expressly required by law, the person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation.

      SECTION 3. Lost, Stolen, Destroyed or Mutilated Certificates. The holder of any stock of the Corporation shall immediately notify the Corporation of any loss, theft, destruction or mutilation of the certificate therefor. The Corporation may issue a new certificate for stock in the place of any certificate theretofore issued by it and alleged to have been lost, stolen, destroyed or mutilated, and the Board or the President or the Secretary may, in its or his discretion, require the owner of the lost, stolen, mutilated or destroyed certificate or his legal representatives to give the Corporation a bond in such sum, limited or unlimited, in such form and with such surety or sureties as the Board shall in its discretion determine, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft, mutilation or destruction of any such certificate or the issuance of any such new certificate.

      SECTION 4. Fixing Date for Determination of Stockholders of Record. (a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which shall not be more than 60 or less than 10 calendar days before the date of such meeting. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of

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business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

(b) In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board and which date shall not be more than 10 calendar days after the date upon which the resolution fixing the record date is adopted by the Board. If no record date has been fixed by the Board, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board is otherwise required, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the registered office of the Corporation shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board and prior action by the Board is required, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board adopts the resolution taking such prior action.

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(c) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 calendar days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

                                    ARTICLE X

                                   Amendments

      SECTION 1. Amendment. These By-laws may be altered or repealed by the vote of the Board, subject to the power of the stockholders of the Corporation to alter or repeal any By-law made by the Board.